Exhibit 99.1

Duck Creek Technologies Announces First Quarter Fiscal 2022 Financial Results

•	First Quarter Fiscal 2022 revenue grew 25% year-over-year

•	SaaS Annual Recurring Revenue grew 40% year-over-year

BOSTON, MA Jan. 6, 2022 (GLOBE NEWSWIRE) -- Duck Creek Technologies (NASDAQ: DCT), a provider of SaaS-delivered enterprise software to the property & casualty (“P&C”) insurance industry, today announced its financial results for the first quarter ended November 30, 2021.

“Duck Creek’s first quarter results were a good start to fiscal 2022, with 40% SaaS ARR growth and profitability that was well ahead of expectations.  We continue to see strong demand activity amongst new and existing customers that are making meaningful investments in their core systems to drive better, more profitable performance across their businesses,” said Michael Jackowski, Duck Creek’s Chief Executive Officer.

Mr. Jackowski added, “We remain focused on executing on our key strategic priorities, which will enable us to fully capitalize on the generational opportunity to modernize insurers’ core systems with our SaaS platform.  The early, notable success we had internationally in the quarter was an exciting example of the numerous levers we have to deliver high levels of growth over time.”

First Quarter 2022 Financial Highlights

Revenue

•
Total revenue for the first quarter of fiscal year 2022 was $73.4 million, an increase of 25% from the comparable period in fiscal year 2021. Subscription revenue was $35.7 million, an increase of 28%; professional services revenue was $29.5 million, an increase of 26%; license revenue was $1.9 million, an increase of 42%; and maintenance and support revenue was $6.3 million, an increase of 1%.

Profitability

•	GAAP income from operations was $1.9 million for the first quarter of fiscal year 2022, compared with a GAAP loss from operations of $4.2 million for the comparable period in fiscal year 2021.

•	Non-GAAP income from operations was $7.1 million for the first quarter of fiscal year 2022, compared with non-GAAP income from operations of $2.8 million for the comparable period in fiscal year 2021.

•	GAAP net income was $0.7 million for the first quarter of fiscal year 2022, compared with GAAP net loss of $4.7 million for the comparable period in fiscal year 2021.

•	Non-GAAP net income was $4.8 million for the first quarter of fiscal year 2022, compared with non-GAAP net income of $2.1 million for the comparable period in fiscal year 2021.

•
GAAP net income per share was $0.01, on both a basic and fully diluted basis. Non-GAAP net income per share was $0.04.  Basic and fully diluted weighted average shares outstanding were approximately 132.0 million shares and 134.2 million shares, respectively, for the quarter ended November 30, 2021.

•	Adjusted EBITDA was $7.8 million for the first quarter of fiscal 2022, compared with adjusted EBITDA of $3.6 million for the comparable period in fiscal year 2021.

Liquidity

•
As of November 30, 2021, Duck Creek had $251.7 million in cash and cash equivalents, $95.9 million in short term investments and no debt. Duck Creek used $24.6 million of cash in operating activities and had free cash flow of ($25.5) million during the first quarter of fiscal year 2022, compared with $22.2 million in cash used in operating activities and free cash flow of ($22.9) million in the comparable period in fiscal year 2021.

The information presented above includes non-GAAP financial measures such as “non-GAAP income from operations,” “adjusted EBITDA,” “non-GAAP net income,” “non-GAAP net income per share,” and “free cash flow.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Business Outlook

Duck Creek is issuing the following outlook for the second quarter of fiscal 2022 and full year of fiscal 2022 based on current expectations as of January 6, 2022:

	Second Quarter Fiscal 2022	Full Year Fiscal 2022
Revenue	$71.5 million to $73.5 million	$298.0 million to $304.0 million

Subscription Revenue	$37.0 million to $38.0 million	$152.5 million to $155.5 million

Adjusted EBITDA	$1.5 million to $2.5 million	$19.0 million to $21.0 million

Conference Call Information

Duck Creek Technologies will host a conference call today, January 6, 2022, at 5:00 p.m. (Eastern Time) to discuss Duck Creek’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Duck Creek’s website at https://ir.duckcreek.com/. To access the call by phone, dial 1-833-570-1119 (domestic) or 1-914-987-7066 (international). A replay of this conference call will be available for a limited time at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using conference ID 8253524. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.

About Duck Creek Technologies

Duck Creek Technologies is a leading provider of core system solutions to the P&C and General insurance industry. By accessing Duck Creek OnDemand, the company’s enterprise Software-as-a-Service solution, insurance carriers are able to navigate uncertainty and capture market opportunities faster than their competitors. Duck Creek’s functionally-rich solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding Duck Creek’s expected outlook for second quarter fiscal 2022 and full year fiscal 2022, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Duck Creek’s most recent Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on October 29, 2021, as supplemented by Duck Creek’s subsequent public filings. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of pandemics, including the on-going COVID-19 pandemic, on U.S. and global economies, Duck Creek’s business and results and financial condition, its employees, demand for its products, sales and implementation cycles, and the health of its customers’ and partners’ businesses; Duck Creek’s history of losses; changes in Duck Creek’s product revenue mix as it continues to focus on sales of its SaaS solutions, which will cause fluctuations in its results of operations and cash flows between periods; Duck Creek’s reliance on orders and renewals from a relatively small number of customers for a substantial portion of its revenue, and the substantial negotiating leverage customers have in renewing and expanding their contracts for Duck Creek’s solutions; the success of Duck Creek’s growth strategy focused on SaaS solutions and its ability to develop or sell its solutions into new markets or further penetrate existing markets; Duck Creek’s ability to manage its expanding operations; intense competition in Duck Creek’s market; third parties may assert Duck Creek is infringing or violating their intellectual property rights; U.S. and global market and economic conditions, particularly adverse in the insurance industry; additional complexity, burdens and volatility in connection with Duck Creek’s international sales and operations; the length and variability of Duck Creek’s sales and implementation cycles; data breaches, unauthorized access to customer data or other disruptions of Duck Creek’s solutions; and the significant influence of Duck Creek’s largest shareholders on the composition of its board of directors, its management, business plans, and policies and any conflicts of interests therewith.

Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share, and free cash flow. Adjusted EBITDA excludes provision for income taxes, other (income) expense, interest expense, net, depreciation of property and equipment, amortization of intangible assets, share-based compensation expense, and change in fair value of contingent earnout liability. Non-GAAP income from operations excludes share-based compensation expense, amortization of intangible assets, and change in fair value of contingent earnout liability. Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, and amortization of capitalized internal-use software. Non-GAAP net income excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability and the tax effect of such adjustments.  Free cash flow consists of net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include SaaS ARR and SaaS Net Dollar Retention, which are calculated for all SaaS continuing software services, excluding the subscription revenue related to one legacy contract for a service no longer offered separately by Duck Creek. SaaS ARR is calculated by annualizing recurring revenue recorded in the last month of the measurement period. SaaS Net Dollar Retention is a rate calculated by annualizing recurring revenue recorded in the last month of the measurement period for those customers in place throughout the entire measurement period. We divide the result by annualized recurring revenue from the month that is one year prior to the end of the measurement period, for all customers in place at the beginning of the measurement period.

Duck Creek believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Duck Creek’s financial condition and results of operations. Duck Creek’s management uses these non-GAAP financial measures and other metrics to manage its business, make planning decisions, evaluate its performance and allocate resources. Duck Creek believes that the use of these non-GAAP financial measures and other metrics help investors and analysts in comparing its results across reporting periods on a consistent basis by excluding items that Duck Creek does not believe are indicative of its core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income and cash flows from operating activities.

These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than Duck Creek does or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, readers should examine Duck Creek’s non-GAAP financial measures in conjunction with its historical GAAP financial information.

To the extent that Duck Creek provides guidance on a non-GAAP basis, it does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in Duck Creek’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Investor Contact:
Brian Denyeau
ICR
646-277-1251
Brian.denyeau@icrinc.com

Media Contact:
Paul Rechichi
Racepoint Global
617 624 3295
prechichi@racepointglobal.com

Drake Manning
Duck Creek Technologies
860 877 3609
drake.manning@duckcreek.com

Duck Creek Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands except share and per share amounts)

	As of November 30,	As of August 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$251,739	$185,657
Short-term investments	95,996	191,981
Accounts receivable, net	39,771	34,629
Unbilled revenue	27,611	24,423
Prepaid expenses and other current assets	16,895	14,381
Total current assets	432,012	451,071
Property and equipment, net	14,107	14,305
Operating lease assets	16,970	17,798
Goodwill	272,455	272,455
Intangible assets, net	61,386	65,359
Deferred tax assets	1,042	2,331
Unbilled revenue, net of current portion	1,327	1,401
Other assets	19,199	19,413
Total assets	$818,498	$844,133
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,321	$2,070
Accrued liabilities	28,102	46,437
Contingent earnout liability	—	5,462
Lease liability	3,999	4,110
Deferred revenue	27,197	29,577
Total current liabilities	60,619	87,656
Lease liability, net of current portion	20,096	21,273
Deferred revenue, net of current portion	68	—
Other long-term liabilities	3,826	4,466
Total liabilities	84,609	113,395
Stockholders' equity
Common stock, 134,690,424 shares issued and 132,062,061 shares outstanding at November 30, 2021, 134,625,379 shares issued and 132,000,317 shares outstanding at August 31, 2021, 300,000,000 shares authorized at November 30, 2021 and August 31, 2021, par value $0.01 per share	1,347	1,346
Preferred stock, 0 shares outstanding, 50,000,000 shares authorized at November 30, 2021 and August 31, 2021, par value $0.01 per share	—	—
Treasury stock, common shares at cost; 2,628,363 shares at November 30, 2021 and 2,625,062 shares at August 31, 2021	(67,905)	(67,764)
Accumulated deficit	(40,573)	(41,265)
Accumulated other comprehensive income	51	64
Additional paid in capital	840,969	838,357
Total stockholders' equity	733,889	730,738
Total liabilities and stockholders' equity	$818,498	$844,133

Duck Creek Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited, in thousands except share and per share amounts)

	Three Months Ended November 30,
(dollars in thousands)	2021	2020

Revenue
Subscription	$35,705	$27,909
License	1,912	1,350
Maintenance and support	6,277	6,190
Professional services	29,527	23,457
Total revenue	73,421	58,906
Cost of revenue
Subscription	14,585	10,084
License	244	388
Maintenance and support	880	842
Professional services	15,242	13,716
Total cost of revenue	30,951	25,030
Gross margins	42,470	33,876
Operating expenses
Research and development	12,321	11,104
Sales and marketing	13,167	12,597
General and administrative	15,035	14,418
Change in fair value of contingent consideration	67	3
Total operating expense	40,590	38,122
Income (loss) from operations	1,880	(4,246)
Other expense, net	(696)	(47)
Interest expense, net	(118)	(43)
Income (loss) before income taxes	1,066	(4,336)
Provision for income taxes	374	315
Net income (loss)	$692	$(4,651)
Net loss per share information
Net earnings (loss) per share of common stock, basic	$0.01	$(0.04)
Net earnings per share of common stock, diluted	$0.01	$(0.04)
Weighted average shares of common stock, basic	132,038,274	130,788,359
Weighted average shares of common stock, diluted	134,212,210	130,788,359

Cost of revenue and operating expenses amounts in the Consolidated Statements of Operations include share-based compensation expense as disclosed in the following table:

	Three Months Ended November 30,
	2021	2020
Cost of subscription revenue	$42	$80
Cost of maintenance and support revenue	8	7
Cost of services revenue	(100)	610
Research and development	229	511
Sales and marketing	(60)	899
General and administrative	1,093	985
Total share-based compensation expense	$1,212	$3,092

Duck Creek Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Three Months Ended November 30,
	2021	2020
Operating activities:
Net income (loss)	$692	$(4,651)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation of property and equipment	704	787
Amortization of capitalized software	561	498
Amortization of intangible assets	3,973	4,087
Amortization of deferred financing fees	18	28
Share-based compensation expense	1,212	3,092
Loss on change in fair value of contingent earnout liability	67	3
Payment of contingent earnout liability in excess of acquisition date fair value	(1,650)	—
Bad debt expense	817	14
Deferred taxes	1,288	(171)
Changes in operating assets and liabilities
Accounts receivable	(5,959)	1,280
Unbilled revenue	(3,115)	(1,730)
Prepaid expenses and other current assets	(2,428)	319
Other assets	604	(15)
Accounts payable	(909)	712
Accrued liabilities	(16,891)	(16,629)
Deferred revenue	(2,312)	(4,558)
Operating leases	(460)	(161)
Cash settlement of vested phantom stock	(175)	(6,677)
Other long-term liabilities	(640)	1,600
Net cash used in operating activities	(24,603)	(22,172)
Investing activities:
Maturities of short-term investments	95,967	—
Capitalized internal-use software	(366)	(536)
Purchase of property and equipment	(540)	(188)
Net cash provided by (used in) investing activities	95,061	(724)
Financing activities:
Payment of deferred IPO costs	—	(3,650)
Payment of deferred Class E offering costs	—	(192)
Purchase of treasury stock	(141)	(57)
Proceeds from stock option exercises	132	—
Payments of contingent earnout liability	(3,879)	(1,923)
Payment of deferred financing costs	(488)	—
Net cash used in financing activities	(4,376)	(5,822)
Net increase (decrease) in cash and cash equivalents	66,082	(28,718)
Cash and cash equivalents – beginning of period	185,657	389,878
Cash and cash equivalents – end of period	$251,739	$361,160

Duck Creek Technologies, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended November 30,
($ in thousands)	2021	2020
GAAP Gross Margin	$42,470	$33,876
Share-based compensation expense	(50)	697
Amortization of intangible assets	1,121	1,186
Amortization of capitalized internal-use software	561	498
Non-GAAP Gross Margin	$44,102	$36,257

	Three Months Ended November 30,
($ in thousands)	2021	2020
GAAP Income (Loss) from Operations	$1,880	$(4,246)
Share-based compensation expense	1,212	3,092
Amortization of intangible assets	3,929	3,994
Change in fair value of contingent earnout liability	67	3
Non-GAAP Income from Operations	$7,088	$2,843

	Three Months Ended November 30,
($ in thousands)	2021	2020
GAAP Net Income (Loss)	$692	$(4,651)
Provision for income taxes	374	315
Other expense, net	696	47
Interest income, net	118	43
Depreciation of property and equipment	704	787
Amortization of intangible assets	3,929	3,994
Share-based compensation expense	1,212	3,092
Change in fair value of contingent earnout liability	67	3
Adjusted EBITDA	$7,792	$3,630
Adjusted EBITDA as a percent of total revenue	11%	6%

	Three Months Ended November 30,
($ in thousands)	2021	Per Share	2020	Per Share
GAAP Net Income (Loss) (1)	$692	$0.01	$(4,651)	$(0.04)
Add: GAAP tax provision	374		315
GAAP pre-tax income (loss)	1,066		(4,336)
Share-based compensation expense	1,212		3,092
Amortization of intangible assets	3,929		3,994
Change in fair value of contingent earnout liability	67		3
Non-GAAP pre-tax income	6,274		2,753
Non-GAAP tax provision applied at a 24% tax rate (1)	1,506		661
Non-GAAP Net Income (1)	$4,768	$0.04	$2,092	$0.02

Shares used in computing Non-GAAP income per share amounts:
GAAP weighted-average shares - basic	132,038,274		130,788,359
GAAP dilutive shares	2,173,936		—
Non-GAAP dilutive shares excluded from GAAP loss per share calculation (using the treasury stock method)	—		3,227,281
Non-GAAP weighted-average shares - diluted	134,212,210		134,015,640

(1)
Our GAAP tax provision is primarily related to state taxes and income taxes in profitable foreign jurisdictions.  We maintain a full valuation allowance against our deferred tax assets in the U.S.  For purposes of determining our Non-GAAP Net Income, we have applied a tax rate of 24% which represents our estimated effective tax rate.

	Three Months Ended November 30,
($ in thousands)	2021	2020
Net cash used in operating activities	$(24,603)	$(22,172)
Purchases of property and equipment	(540)	(188)
Capitalized internal-use software	(366)	(536)
Free Cash Flow	$(25,509)	$(22,896)